News Release

HOPE BANCORP ANNOUNCES RETIREMENT AND APPOINTMENT
OF CHIEF FINANCIAL OFFICER

LOS ANGELES - September 5, 2017 - Hope Bancorp, Inc. (NASDAQ:HOPE) (the “Company”), the holding company of Bank of Hope (the “Bank”) today announced the planned retirement of Douglas J. Goddard, Executive Vice President and Chief Financial Officer of the Company, effective October 2, 2017. Alex Ko, currently Executive Vice President and Chief Financial Officer of the Bank, will assume the same position at the Company following Goddard’s retirement.

“We thank Doug for his many important contributions over the last seven years and wish him all the best in his retirement years,” said Kevin S. Kim, President and Chief Executive Officer. “We have had the benefit of having two experienced financial executives during our first year following the transformational merger that gave rise to the only super regional Korean-American bank in the United States. Alex’s appointment is a natural progression of our succession planning and facilitates a seamless transition. He has been an integral member in every aspect of our financial planning and preparation for the heightened requirements of being a $10-plus billion organization, and we are confident in his ability to lead our financial team through the next phase of our growth.”

Alex Ko, age 50, was named Executive Vice President and Chief Financial Officer of Bank of Hope effective May 1, 2017. Formerly, he served as Executive Vice President, Chief Financial Strategist and Deputy Chief Financial Officer of Bank of Hope, a position he was appointed to upon the merger of equals of BBCN Bank with Wilshire Bank effective July 29, 2016. Previously, he served as Executive Vice President and Chief Financial Officer of Wilshire Bancorp, Inc. and Wilshire Bank from April 2010 through July 2016, after having joined Wilshire in April 2008 as Senior Vice President and Chief Financial Officer. A Certified Public Accountant, Mr. Ko completed a 12-year tenure with KPMG, LLP, where he focused primarily in the area of financial services. He earned his B.A. in Economics from Yonsei University in Seoul, Korea and his M.A. in Accounting from the University of Southern California in Los Angeles.

About Hope Bancorp, Inc.

Hope Bancorp, Inc. is the holding company of Bank of Hope, the first and only super regional Korean-American bank in the United States with $13.9 billion in total assets as of June 30, 2017. Headquartered in Los Angeles and serving a multi-ethnic population of customers across the nation, Bank of Hope operates 63 full-service branches in California, Washington, Texas, Illinois, New York, New Jersey, Virginia, Georgia and Alabama. The Bank also operates SBA loan production offices in Seattle, Denver, Dallas, Atlanta, Portland, Oregon and Annandale, Virginia; a commercial loan production office in Fremont, California; residential mortgage loan production offices in California; and a representative office in Seoul, Korea. Bank of Hope specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and commercial lending, SBA lending and international trade financing. Bank of Hope is a California-chartered bank, and its deposits are insured by the FDIC to the extent provided by law. Bank of Hope is an Equal Opportunity Lender. For additional information, please go to bankofhope.com.

Forward-Looking Statements

Some statements in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, expectations regarding the business environment in which we operate, projections of future performance, perceived opportunities in the market, and statements regarding our business strategies, objectives and vision. Forward-looking statements include, but are not limited to, statements preceded by, followed by or that include the words “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” or similar expressions. With respect to any such forward-looking statements, Hope Bancorp claims the protection provided for in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties. Our actual results, performance or achievements may differ significantly from the results, performance or achievements expressed or implied in any forward-looking statements. The risks and uncertainties include, but are not limited to: Hope’s inability to remediate its presently identified material weaknesses or to do so in a timely manner, the possibility that additional material weaknesses may arise in the future, and that a material weakness may have an impact on our reported financial results; possible deterioration in economic conditions in our areas of operation; interest rate risk associated with volatile interest rates and related asset-liability matching risk; liquidity risks; risk of significant non-earning assets, and net credit losses that could occur, particularly in times of weak economic conditions or times of rising interest rates; and regulatory risks associated with current and future regulations. For additional information concerning these and other risk factors, see Part I, Item 1A. Risk Factors contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and Part II, Item 1A., Risk Factors, contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. Hope Bancorp does not undertake, and specifically disclaims any obligation, to update any forward looking statements to reflect the occurrence of events or circumstances after the date of such statements except as required by law.

Contact:
Angie Yang
SVP, Director of Investor Relations &
Corporate Communications
213-251-2219
angie.yang@bankofhope.com

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